SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
                    ____________________
                          Form S-8
                   REGISTRATION STATEMENT
                            under
                 THE SECURITIES ACT OF 1933
                    ____________________

                  THE DOW CHEMICAL COMPANY
                  (a Delaware corporation)
            Executive Offices -- 2030 Dow Center
                   Midland, Michigan 48674
   (Name, state of incorporation and address of principal
                 executive office of issuer)

        I.R.S. Employer Identification No. 38-1285128
                    ____________________

                  THE DOW CHEMICAL COMPANY
                   ELECTIVE DEFERRAL PLAN
                  (Full title of the plan)
                    ____________________

                        JOHN SCRIVEN
        Vice President, General Counsel and Secretary
                  THE DOW CHEMICAL COMPANY
                       2030 Dow Center
                   Midland, Michigan 48674

           (Name and address of agent for service)

                 Telephone:  (517) 636-1000
                    ____________________

               CALCULATION OF REGISTRATION FEE

                              		Proposed
      Title                   Proposed  maximum
  of securities   Amount to   maximum  aggregate  Amount of
 to be registered     be      offering  offering  registrat
                  registered   price    price     ion fee
                               per
                               unit
    Deferred      $100,000,     N/A    $100,000,  $30,303.03
Compensation and    000.00               000.00
    Matching
Contributions by
The Dow Chemical
     Company

                           PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

   The  following  documents heretofore  filed  by  The  Dow
Chemical  Company ("Dow") with the Securities  and  Exchange
Commission (the "Commission") are incorporated herein by this reference:

   (a) Dow's Annual Report on Form 10-K for the year ended December 31, 1996 (The consolidated financial statements and financial statement schedule included in such Annual Report have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein, and have been so incorporated in this Registration Statement in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.); and

  (b) Dow's Quarterly Reports on Forms 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;
and Dow's Current Report on Form 8-K filed with the Commission on July 1, 1997.

   All documents subsequently filed by Dow pursuant to Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

      The Dow Chemical Company Elective Deferral Plan (the "Plan") provides designated Dow employees ("Participant(s)") with an opportunity to defer a portion of their compensation and accumulate tax-deferred earnings thereon. A brief description of certain aspects of the Plan follows (The official provisions of the Plan are contained in the Plan Document, which controls in the event of a discrepancy.):

     (a) The Plan allows a Participant to defer a portion of his or her pre-tax salary and performance awards. The amount deferred will be credited to that Participant's account, and earnings based on one of two methods selected by the Participants will accumulate thereon on a tax-deferred basis.

     (b) Deferrals are eligible for partial matching contributions by Dow.

     (c) Benefits from the Plan may be received while the Participant is employed at Dow or at retirement in a lump sum or in monthly payments up to 15 years. Upon death, any such benefits not previously paid out will be paid to a designated beneficiary. Income taxes on deferred amounts, including earnings thereon, will not be required to be paid until such benefits are paid to the Participant or his or her beneficiary.

     (d) Each Participant is an unsecured general creditor of Dow with respect to his or her own Plan benefits. Benefits are  payable  solely  from  Dow's general  assets,  and  are
subject   to   the  risk  of  corporate  insolvency.    Each
Participant's deferred compensation will be mingled with the general funds of Dow and may therefore be subject to a lien or security interest of other creditors.

     (e) The total amount of securities being registered pursuant to this Registration Statement is $100,000,000.

     (f) Dow reserves the right to amend or partially or completely terminate the Plan, provided that such amendment or termination does not result in any reduction of a Participant's account balance, including previous earnings or losses, as of the date of such amendment or termination.

     (g) Dow has appointed the Retirement Board to assist in administering the Plan. The Retirement Board has the right to interpret the Plan and determine all other matters that might arise under the terms and conditions of the Plan. Its decisions are final and binding on all Participants.

Item 6.  INDEMNIFICATION OF OFFICERS

      Under Article VI of the Restated Certificate of Incorporation, as amended, Dow may indemnify its Directors, officers, employees and agents to such extent as is permitted by the laws of the State of Delaware and as Dow's Bylaws may from time to time provide. Section 145 of the General Corporation Law of the State of Delaware empowers Dow to indemnify, subject to the standards and limitations therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a Director, officer, employee or agent of Dow or is or was serving as such with respect to another corporation or other enterprise at the request of Dow. Under Section VI of the Bylaws of Dow, Dow is required to indemnify its Directors, officers and employees to the full extent permitted by Delaware law whenever such a person is a defendant in any legal proceeding. Section VI also gives the Company discretion to indemnify Directors, officers, employees and agents in other legal proceedings to which they are made a party. Any indemnification of a Director, officer, employee or agent of the Company must be approved by the Board of Directors. Dow maintains a Directors' and officers' liability insurance policy that indemnifies Dow's Directors and officers against certain losses in connection with claims made against them for certain wrongful acts.

Item 8.  EXHIBITS

Exhibit No.         Description of Exhibit

       4(a)         Restated Certificate of
                    Incorporation of The Dow
                    Chemical Company, filed as
                    Exhibit 3(a) to Dow's Annual
                    Report on Form 10-K for the
                    year ended December 31,
                    1992, incorporated herein by
                    this reference.

       4(b)         Bylaws of The Dow Chemical
                    Company, filed as Exhibit
                    3(ii) to Dow's Annual Report
                    on Form 10-K for the year
                    ended December 31, 1996,
                    incorporated herein by this
                    reference.

        23          Independent Auditor's
                    Consent.

        24          Power of Attorney.

Item 9.  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

      (1)   To  file, during any period in which  offers  or
sales  are  being made, a post-effective amendment  to  this registration statement:
           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;
          (ii)      To reflect in the prospectus any facts or events
arising   after  the  effective  date  of  the  registration
statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
       Provided,  however,  that  paragraphs  (a)(1)(i)  and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3)   To  remove  from  registration  by  means  of  a
post-effective   amendment  any  of  the  securities   being
registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, and the State of Michigan on November 13, 1997.

                               THE DOW CHEMICAL COMPANY
                                   (Registrant)

                               By: /s/J. PEDRO REINHARD

                                   J. Pedro Reinhard
                                   Executive Vice President
                                   and
                                   Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


   A. A. ALLEMANG*     Director and Vice
                       President
   A. A. Allemang

   J. K. BARTON*       Director
   J. K. Barton

   D. T. BUZZELLI*     Director
   D. T. Buzzelli

   A. J. CARBONE*      Director and Executive
   A. J. Carbone       Vice President

   F. P. CORSON*       Director and Vice
                       President
   F. P. Corson

   J. C. DANFORTH*     Director
   J. C. Danforth


   W. D. DAVIS*        Director
   W. D. Davis

   M. L. DOW*          Director
   M. L. Dow

   J. L. DOWNEY*       Director
   J. L. Downey

   E. C. FALLA*        Director
   E. C. Falla

   B. H. FRANKLIN*     Director
   B. H. Franklin

   A. D. GILMOUR*      Director
   A. D. Gilmour

   G. M. LYNCH*        Vice President and
                       Controller
   G. M. Lynch

   M. D. PARKER*       Director and Executive
   M. D. Parker        Vice President

   F. P. POPOFF*       Director and Chairman of
                       the
   F. P. Popoff        Board

   J. P. REINHARD*     Director, Executive Vice
   J. P. Reinhard      President and
                       Chief Financial Officer

   H. T. SHAPIRO*      Director
   H. T. Shapiro

 W. S. STAVROPOULOS*   Director, President and
 W. S. Stavropoulos    Chief Executive Officer

   P. G. STERN*        Director
   P. G. Stern

*By:  /s/J. PEDRO REINHARD
   J. Pedro Reinhard
   Executive Vice President and
   Chief Financial Officer

Dated:  November 13, 1997

                        EXHIBIT INDEX

Exhibit No.         Description of Exhibit        Page
                                                  Number
       4(a)         Restated Certificate of
                    Incorporation of The Dow
                    Chemical Company, filed as
                    Exhibit 3(a) to Dow's Annual
                    Report on Form 10-K for the
                    year ended December 31,
                    1992, incorporated herein by
                    this reference.

       4(b)         Bylaws of The Dow Chemical
                    Company, filed as Exhibit
                    3(ii) to Dow's Annual Report
                    on Form 10-K for the year
                    ended December 31, 1996
                    incorporated herein by this
                    reference.

        23          Independent Auditor's             9
                    Consent.

        24          Power of Attorney.              10-11